Exhibit 4.16.12
AMENDMENT NO. 2

TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT

AMENDMENT NO. 2 TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT ("this Amendment"), dated as of May 12, 2006, among FOAMEX L.P., as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the "Borrower"), the affiliates of the Borrower party hereto, the lenders party hereto and SILVER POINT FINANCE, LLC, as Administrative Agent (the "Administrative Agent").

WHEREAS, the Borrower, certain of its affiliates as guarantors, each as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, Foamex Canada Inc. as a debtor company and applicant under the Companies' Creditors Arrangement Act (Canada) as a guarantor, the lenders party thereto and the Administrative Agent, are parties to a certain Debtor-in-Possession Credit Agreement, dated as of September 22, 2005, as amended (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent desire to amend certain provisions of the Credit Agreement;

NOW, THEREFORE, subject to the conditions precedent set forth in Section 3 hereof, the Borrower, the Guarantors, the Lenders and the Administrative Agent hereby agree as follows:

SECTION 1.  CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

SECTION 2.  AMENDMENTS TO CREDIT AGREEMENT.

2.1  Section 7.25 of the Credit Agreement is amended and restated to read in its entirety as follows:

"7.25 EBITDA . Foamex shall not permit EBITDA for any fiscal period of Foamex set forth below to be less than the amount set forth opposite such fiscal period:

Fiscal Period	Amount
One fiscal month period ending on October 30, 2005	$3,900,000
Two consecutive fiscal month period ending on December 4, 2005	7,950,000
Three consecutive fiscal month period ending on January 1, 2006	5,800,000
Four consecutive fiscal month period ending on January 29, 2006	8,250,000
Five consecutive fiscal month period ending on February 26 2006	11,750,000

Fiscal Period	Amount
Six consecutive fiscal month period ending on April 2, 2006	16,250,000
Seven consecutive fiscal month period ending on April 30, 2006	45,104,000
Eight consecutive fiscal month period ending on May 28, 2006	53,944,000
Nine consecutive fiscal month period ending on July 2, 2006	56,426,000
Ten consecutive fiscal month period ending on July 30, 2006	61,710,000
Eleven consecutive fiscal month period ending on August 27, 2006	67,970,000
Twelve consecutive fiscal month period ending on October 1, 2006	79,942,000
Twelve consecutive fiscal month period ending on October 29, 2006	83,593,000
Twelve consecutive fiscal month period ending on December 3, 2006	78,733,000
Twelve consecutive fiscal month period ending on December 31, 2006	75,644,000
Twelve consecutive fiscal month period ending on January 28, 2007	76,100,000
Twelve consecutive fiscal month period ending on February 25, 2007	77,700,000"

2.2  Section 7.27 of the Credit Agreement is amended and restated to read in its entirety as follows:

"7.27 Leverage Ratio . Foamex shall not permit the Leverage Ratio as of each date set forth below to be greater than the applicable ratio set forth opposite such date below:

Date	Leverage Ratio

April 30, 2006	2.50 : 1.00
May 28, 2006	2.25 : 1.00
July 2, 2006	2.25 : 1.00
July 30, 2006	2.25 : 1.00
August 27, 2006	2.25 : 1.00
October 1, 2006	2.25 : 1.00
October 29, 2006	2.25 : 1.00

December 3, 2006	2.25 : 1.00
December 31, 2006	2.25 : 1.00
January 28, 2007	2.25 : 1.00
February 25, 2007	2.25 : 1.00"

2.3  The definition of "Applicable Margin" in Annex A to the Credit Agreement is amended and restated to read in its entirety as follows:

"'Applicable Margin' means

(a) prior to May 12, 2006,

(i) with respect to Base Rate Loans and all other Obligations (other than LIBOR Rate Loans), 8.0%, and

(ii) with respect to LIBOR Rate Loans, 10.0%;

provided, however, that commencing with the fiscal quarter of the Loan Parties ended January 1, 2006, if the EBITDA of the Loan Parties for the immediately preceding twelve-month period of the Loan Parties ("TTM EBITDA") is, as of the last day of any fiscal quarter of the Loan Parties (each, a "Test Date"), less than $58,000,000 (each such period, a "Specified Period"), the Applicable Margin shall be increased by 0.75% per annum beginning on the first day of the month following the date on which the financial reports of the Loan Parties for such Specified Period are (or are required to be) delivered to the Administrative Agent pursuant to Section 5.2(c) (such first day, a "Reset Date") until the next succeeding Reset Date on which the financial reports of the Loan Parties (delivered to the Administrative Agent pursuant to Section 5.2(c)) evidence that the TTM EBITDA of the Loan Parties for the most recent Test Date equals or exceeds $58,000,000, at which time the increase in the Applicable Margin shall no longer be applicable until any subsequent Specified Period; and

(b) on and after May 12, 2006,

(i) with respect to Base Rate Loans and all other Obligations (other than LIBOR Rate Loans), 3.375%, and

(ii) with respect to LIBOR Rate Loans, 5.375%."

2.4  The following definitions are hereby added to Annex A to the Credit Agreement in appropriate alphabetical order:

"'Annualized EBITDA' means, as of any date of determination, the product of (i) the aggregate amount of EBITDA for those fiscal months of Foamex commencing on or after October 30, 2005, and ending on or prior to such date of determination, multiplied by (ii) a fraction, the numerator of which shall be the number 12 and the denominator of which shall be the total number of fiscal months of Foamex that have elapsed since October 30, 2005."

"'Funded Indebtedness' means, with respect to Foamex at any date of determination, the principal amount of all Indebtedness of Foamex outstanding on such date, determined on a consolidated basis in accordance with GAAP, incurred under (i) this Agreement, (ii) the Working Capital Agreement, (iii) Capital Leases, and (iv) the industrial revenue bonds described on Schedule 6.9 hereto."

"'Leverage Ratio' means, on any date of determination, the ratio of (i) Funded Indebtedness of Foamex outstanding on such date, to (ii) EBITDA for the period of twelve consecutive fiscal months of Foamex most recently ended as of such date (or, in the case of any date prior to October 1, 2006, Annualized EBITDA for the period ending on such date), all determined on a consolidated basis in accordance with GAAP."

SECTION 3.  EFFECTIVENESS. This Amendment shall become effective on such date as the following conditions precedent are satisfied:

3.1  Counterparts of this Amendment executed by the Borrower, the Guarantors, the Lenders and the Administrative Agent shall have been delivered to the Administrative Agent.

3.2  The Administrative Agent shall have received a copy, certified by a Responsible Officer of Foamex as true and complete, of a consent from the Working Capital Agent and the Working Capital Lenders, consenting to this Amendment, which consent shall be in form and substance satisfactory to the Administrative Agent and the Lenders.

SECTION 4.  COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 5.  REFERENCES TO CREDIT AGREEMENT. From and after the effectiveness of this Amendment and the amendments contemplated hereby, all references in the Credit Agreement to "this Agreement", "hereof", "herein", and similar terms shall mean and refer to the Credit Agreement, as amended and modified by this Amendment, and all references in other documents to the Credit Agreement shall mean such agreement as amended and modified by this Amendment.

SECTION 6.  RATIFICATION AND CONFIRMATION. The Credit Agreement is hereby ratified and confirmed and, except as herein agreed, remains in full force and effect. Each of the Borrower and the Guarantors represents and warrants that (i) all representations and warranties contained in the Loan Documents are correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent that such representations or warranties expressly related to a specified prior date, in which case such representations and warranties shall be correct in all material respects as of such specified prior date) and (ii) there exists no Default or Event of Default. Each of the Guarantors hereby ratifies its Guarantee of the Obligations and its grant of a security interest in the Collateral in which it has an interest to secure the payment of the Obligations.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

"BORROWER"

FOAMEX L.P., a Debtor and Debtor-in-Possession

By:	FMXI, Inc., its Managing General Partner,
a Debtor and Debtor-in-Possession

	By:	/s/ George L. Karpinski
	Title:	Vice President
"GUARANTORS"

FOAMEX L.P., a Debtor and Debtor-in-Possession

By:	FMXI, Inc., its Managing General Partner,
a Debtor and Debtor-in-Possession

	By:	/s/ George L. Karpinski
	Title:	Vice President

FMXI, INC., a Debtor and Debtor-in-Possession

By:	/s/ George L. Karpinski
Title:	Vice President

FOAMEX INTERNATIONAL INC., a Debtor and
Debtor-in-Possession

By:	/s/ George L. Karpinski
Title:	Senior Vice President

FOAMEX CANADA INC., a Debtor Company and
Applicant

By:	/s/ George L. Karpinski
Title:	Treasurer

FOAMEX CAPITAL CORPORATION, a Debtor
and Debtor-in-Possession

By:	/s/ George L. Karpinski
Title:	Vice President

FOAMEX LATIN AMERICA, INC., a Debtor and
Debtor-in-Possession

By:	/s/ George L. Karpinski
Title:	Vice President

FOAMEX MEXICO, INC., a Debtor and Debtor-
in-Possession

By:	/s/ George L. Karpinski
Title:	Vice President

FOAMEX MEXICO II, INC., a Debtor and Debtor-
in Possession

By:	/s/ George L. Karpinski
Title:	Vice President

FOAMEX ASIA, INC., a Debtor and Debtor-in-
Possession

By:	/s/ George L. Karpinski
Title:	Vice President

FOAMEX CARPET CUSHION LLC, a Debtor and
Debtor-in-Possession

By:	/s/ George L. Karpinski
Title:	Vice President

"ADMINISTRATIVE AGENT"

SILVER POINT FINANCE, LLC, as the Administrative Agent

By:	/s/ Richard Petrilli
Title:	Authorized Signatory

"LENDERS"

SPF CDO I, LLC

By:	/s/ Richard Petrilli
Title:	Authorized Signatory

FIELD POINT I, LTD.

By:	/s/ Richard Petrilli
Title:	Authorized Signatory

FIELD POINT II, LTD.

By:	/s/ Richard Petrilli
Title:	Authorized Signatory

FIELD POINT III, LTD.

By:	/s/ Richard Petrilli
Title:	Authorized Signatory

FIELD POINT IV, LTD.

By:	/s/ Richard Petrilli
Title:	Authorized Signatory

SPECIAL SITUATIONS INVESTING
GROUP, INC.

By:	/s/ Albert Dombrowski
Title:	Authorized Signatory